EXHIBIT 10.21

EXECUTION COPY

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made as of September 11, 2017, by and among PIVOT PHARMACEUTICALS INC., a British Columbia Corporation (“PIVOT”), INDUS PHARMACEUTICALS, INC., a Delaware General Business Corporation (“INDUS” or the “COMPANY”) and PRAVIN CHATURVEDI (“CHATURVEDI”). Capitalized terms used and not otherwise defined herein have the meanings set forth in ARTICLE X.

WHEREAS, PIVOT owns all of the equity interests of INDUS; and

WHEREAS, PIVOT and CHATURVEDI wish to exchange, in a tax-free spin-out, all of the stock of INDUS for 3,800,000 shares of Common Stock of PIVOT (the “Exchange Shares”) on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises, representations and warranties and mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

BASIC TRANSACTION

1.01 The Exchange.

(a) The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Davis, Malm & D’Agostine, P.C. located at One Boston Place, Boston, Massachusetts 02108 at 12:00 noon on September 11, 2017. The date of the Closing is referred to herein as the “Closing Date.”

(a) At the Closing:

(i) PIVOT shall deliver and assign to CHATURVEDI all of the shares of INDUS;

(ii) CHATURVEDI shall deliver and assign to PIVOT the Exchange Shares;

(iii) PIVOT AND CHATURVEDI shall execute and deliver the separation agreement (the “Separation Agreement”) attached hereto as Exhibit A;

(iv) Each party shall deliver the assignment attached hereto as Exhibit B; and

(v) Each party shall execute and deliver such certificates and other deliverables as required by Sections 2.01(e) and 2.02(c) hereof.

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ARTICLE II

CONDITIONS TO CLOSING

2.01 Conditions to CHATURVEDI’S Obligations. CHATURVEDI’S obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date, provided that to the extent any such condition is not satisfied prior to Closing, PIVOT shall take all actions necessary following Closing to satisfy such condition:

(a) The representations and warranties set forth in ARTICLE III and ARTICLE IV shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though then made (other than those representations and warranties that address matters as of particular dates which shall be true and correct at and as of such particular dates);

(b) PIVOT shall have performed all of the covenants and agreements required to be performed by PIVOT under this Agreement at or prior to the Closing;

(c) No judgment, decree or order shall have been entered which would prevent the consummation of the Closing, and no action or proceeding by or before any Governmental Authority shall have been instituted or threatened which seeks to enjoin, restrain or prohibit, or might result in damages in respect of, this Agreement or consummation of the transactions contemplated by this Agreement;

(d) PIVOT and INDUS shall have obtained or made, as applicable, all consents, approvals, authorizations, licenses, registrations, declarations or filings (whether with any Governmental Authority or other Person) which are required in connection with the transactions contemplated by this Agreement;

(e) PIVOT shall have delivered to CHATURVEDI each of the following:

(i) a certificate signed by Ahmad Doroudian, in form satisfactory to CHATURVEDI, and dated as of the Closing Date, stating that the preconditions specified in subsections (a) thorugh (d) of this Section 2.01, have been satisfied and that, in the event any such preconditions have not been satisfied, Mr. Daroudian and PIVOT shall promptly take all further actions as CHATURVEDI or INDUS may request to cause such preconditions to be promptly satisfied;

(ii) resignations, effective as of the Closing Date, from each of the officers and directors of the Company, other than Mr. Chaturvedi;

(iii) the Separation Agreement executed by PIVOT;

(iv) an assignment, in the form attached hereto as Exhibit B, of any rights which PIVOT may have in the INDUS Assets including all Intellectual Property, furniture, fixtures, equipment and supplies associated with the property subject to the Woburn Lease; and

(v) all such other documents and instruments as CHATURVEDI or his counsel may reasonably request in connection with the consummation of the transactions contemplated hereby.

2.02 Conditions to PIVOT’s Obligations. The obligations of PIVOT to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions as of the Closing Date, provided that to the extent any such condition is not satisfied prior to Closing, CHATURVEDI shall take all actions necessary following Closing to satisfy such condition:

(a) The representations and warranties set forth in ARTICLE V shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though then made (other than those representations and warranties that address matters as of particular dates which shall be true and correct at and as of such particular dates);

(b) CHATURVEDI shall have performed all the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing;

(c) No judgment, decree or order shall have been entered which would prevent the Closing, and no action or proceeding by or before any Governmental Authority shall have been instituted or threatened which seeks to enjoin, restrain or prohibit, or might result in damages in respect of, this Agreement or consummation of the transactions contemplated by this Agreement; and

(d) The Separation Agreement executed by CHATURVEDI.

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ARTICLE III

REPRESENTATIONS AND

WARRANTIES OF PIVOT

PIVOT hereby represents and warrants to CHATURVEDI (provided that any and all representations of PIVOT with respect to the COMPANY specifically exclude any act which has been taken, any document or agreement which has been executed, or any state of affiars which arises out of actions taken or documents or agreements executed by CHATURVEDI) the following:

3.01 Authority. Each of PIVOT and INDUS has all requisite power and authority and full legal capacity to execute and deliver this Agreement and other agreements contemplated hereby to which PIVOT or INDUS is a party and to perform each of PIVOT’s and INDUS’s obligations, respectively, hereunder and thereunder.

3.02 Execution and Delivery; Valid and Binding Agreement. This Agreement and each other agreement contemplated hereby to which PIVOT or INDUS is a party, has been duly authorized, executed and delivered by each of PIVOT and INDUS, as applicable, and constitutes a valid and binding obligation of PIVOT and INDUS, as applicable. Assuming this Agreement is the valid and binding obligation of CHATURVEDI, this Agreement constitutes a valid and binding obligation of each of PIVOT and INDUS, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

3.03 No Breach. Upon the execution, delivery and performance of this Agreement by PIVOT and INDUS (and any other agreement contemplated hereby to which PIVOT or INDUS is a party) and the consummation of the transactions contemplated hereby and thereby do not conflict with or result in any breach of, constitute a default under (whether after giving notice, lapse of time or both), result in a violation of, accelerate any obligation under, result in the termination of, result in the creation of any Lien upon any asset of PIVOT or INDUS, or require any further authorization, consent, approval, exemption or other action by or notice to any court or other Governmental Authority, under (i) the provisions of the organizational documents of PIVOT or INDUS, (ii) any indenture, mortgage, lease, license, permit, loan agreement or other Contract or instrument to which such PIVOT or INDUS is bound, or (iii) any Law.

3.04 Ownership of Capital. PIVOT is the record and beneficial owner of all of the equity interests of INDUS. On the Closing Date, PIVOT shall transfer to CHATURVEDI good title to PIVOT’s equity interests free and clear of all Liens.

3.05 Brokers Fees. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of PIVOT OR the COMPANY.

3.06 Ownership of Assets. PIVOT does not own any assets or interests in any assets that are used in the business of INDUS which have not been, or will not be, as of the date of the Closing, transferred to INDUS.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

PIVOT hereby represents and warrants to CHATURVEDI (provided that any and all representations of PIVOT with respect to the COMPANY specifically exclude any act which has been taken, any document or agreement which has been executed, or any state of affiars which arises out of actions taken or documents or agreements executed by CHATURVEDI) the following:

4.01 Non-Impairment of Assets; Corporate Status

Since PIVOT’s acquisition of the Company on or about November 20, 2015 (the “Indus Acquisition Date”), the assets of INDUS have not been impaired or subjected to a lien in any manner; no assets of the INDUS have been sold, exchanged, or disposed of in any manner; and no liabilities of any third parties, including PIVOT, have been assumed by INDUS. None of PIVOT or INDUS has taken any action since the Indus Acquisition Date that would cause any of the Representations or Warranties set forth in Section 3 and Section 4 of the Agreement and Plan of Merger by and among PIVOT, PIVOT Pharma U.S. Inc., INDUS, SINDU, and CHATURVEDI (the “Indus Acquisition Agreement”) to be untrue or incomplete applied as of the Closing Date, and all such representations and warranties shall be true and complete as of the Closing Date. At the time of the Closing INDUS will have no Indebtedness. Subject to their status prior to the Indus Acquisition Date, PIVOT has maintained all required legal qualifications to do business of INDUS.

4.02 Tax Matters.

(a) INDUS has timely and properly filed all Tax Returns required to be filed by them through the date hereof, and all such Tax Returns are true, correct and complete in all material respects. INDUS has paid or caused to be paid all Taxes required to be paid by them through the date hereof whether disputed or not, except Taxes which have not yet accrued or otherwise become due. No claim has ever been made by an authority in a jurisdiction where INDUS does not file Tax Returns that INDUS is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due) upon any of the assets of the INDUS. All Taxes and other assessments and levies which INDUS was or is required to withhold or collect have been withheld and collected and have been paid over to the proper taxing authorities. INDUS has not received notice of any audit or of any proposed deficiencies from the Internal Revenue Service (the “IRS”) or any other taxing authority (other than routine audits undertaken in the ordinary course and which have been resolved on or prior to the date hereof). Neither the IRS nor any other taxing authority is now asserting or, to the knowledge of the Company, threatening to assert against INDUS any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith. INDUS has no liability prior to the Closing Date for the Taxes of any Person (other than the Company), including as a transferee or successor, by contract or otherwise.

(b) All Taxes and other assessments and levies that INDUS was required to withhold or collect in connection with amounts paid or owing to an employee, independent contractor, creditor, member or third party have been withheld and collected and have been paid over to the proper Governmental Authorities within the time and in the manner prescribed by law.

4.03 Intellectual Property. Section 3(k) of the disclosure schedule to the Indus Acquisition Agreement contains a list of all of the Intellectual Property owned by the Company as of the Indus Acquisition Date (the “Pre-Acquisition Indus IP”). In addition, IndUS has continued to develop intellectual property relating to pharmaceutical products, including the Pre-Acquisition IP and also including the intellectual property shown on Schedule 4.03 (the “Post-Acquisition Indus IP” and, together with the Pre-Acquisition Indus IP and all other assets which relate to the Post-Acquisition Indus IP and Pre-Acquisition Indus IP or which are held by IndUS on the date hereof, including the equipment, furniture and fixtures located at IndUS’s Woburn facility, the “IndUS Assets”). As of the Closing Date: (i) PIVOT has assigned to the Company all Intellectual Property which PIVOT has developed relating to the Indus Assets; and (ii) PIVOT has taken no action, nor failed to take any action, that would cause any of the Company’s Intellectual Property Rights with respect to the either the Pre-Acquisition Indus IP or Post-Acquisition Indus IP to lapse.

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4.04 Affiliated Transactions. To PIVOT’s knowledge, no current or former (but only since the Indus Acquisition Date) officer, director, member, employee or Affiliate (including PIVOT, but excluding CHATURVEDI) of the Company or any individual in such officer’s, director’s, member’s or employee’s immediate family or any other Affiliate of any of the foregoing is a party to any Contract, commitment or transaction with the Company or has any interest in any property used by the Company. INDUS has entered into no transaction since the INDUS Acquisition date other than at market rates and on terms no less favorable to the Company as could be obtained in any arm’s-length negotiation with any unaffiliated Person.

4.05 Representations Complete. None of the representations or warranties made herein or in any Schedule hereto or in the Confidentiality Agreement, when all such documents are read together in their entirety, contains or will contain on the Closing Date any untrue statement of a material fact, or omits or will omit on the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF CHATURVEDI

CHATURVEDI represents and warrants to PIVOT that:

5.01 Authorization; Valid and Binding Agreement. This Agreement and each other agreement contemplated hereby to which CHATURVEDI is a party have been duly executed and delivered by CHATURVEDI; assuming this is a valid and binding agreement of PIVOT and INDUS, this Agreement constitutes a valid and binding obligation of CHATURVEDI, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

5.02 No Breach. CHATURVEDI is not subject to or obligated under any applicable law, or any material agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated in any material respect by CHATURVEDI’s execution, delivery or performance of this Agreement, any other agreement contemplated hereby to which CHATURVEDI is a party or the consummation of the transactions contemplated hereby.

5.03 Governmental Consents, etc.. CHATURVEDI is not required to submit any notice, report or other filing with any Governmental Authority in connection with the execution, delivery or performance by it of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any Governmental Authority or any other party or Person is required to be obtained by CHATURVEDI in connection with its execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. CHATURVEDI is not subject to any outstanding judgment, order or decree of any Governmental Authority.

5.04 Litigation. There are no actions, suits or proceedings pending or, to CHATURVEDI’s knowledge, overtly threatened against or affecting CHATURVEDI at law or in equity, or before or by any Governmental Authority, which would adversely affect CHATURVEDI’s performance under this Agreement or the consummation of the transactions contemplated hereby.

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5.05 Brokerage. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of CHATURVEDI.

5.06 Investment. CHATURVEDI is not acquiring any Interests with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

5.07 Ownership of Exchange Shares. CHATURVEDI is the record and beneficial owner of the Exchange Shares. On the Closing Date, CHATURVEDI shall transfer to PIVOT good title the Exchange Shares free and clear of all Liens.

ARTICLE VI

PRE-CLOSING COVENANTS

6.01 Conduct of the Business. Promptly following the Closing, Pivot shall deliver to Chaturvedi: (i) a certificate of good standing for INDUS from the State of Delaware and the Commonwealth of Massachusetts; and (ii) the organizational record books, minute books and corporate seal of the Company; and copies of any third party and Governmental Authority consents, approvals, filings, releases and terminations obtained or made by PIVOT relating to this contemplated transaction;.

6.02 Regulatory Filings.

(a) If required, PIVOT and INDUS shall assist the other, pursuant to Section 9.02, to make or cause to be made all filings and submissions under any material Laws applicable to the Company for the consummation of the transactions contemplated herein. CHATURVEDI shall coordinate and cooperate with PIVOT in exchanging such information and assistance as PIVOT may reasonably request in connection with all of the foregoing.

(b) If required, CHATURVEDI shall assist PIVOT, pursuant to Section 9.02, to make or cause to be made all filings and submissions under any Laws applicable to CHATURVEDI as may be required of CHATURVEDI for the consummation of the transactions contemplated herein. PIVOT shall coordinate and cooperate with CHATURVEDI in exchanging such information and assistance as CHATURVEDI may reasonably request in connection with all of the foregoing.

ARTICLE VII

POST-CLOSING COVENANTS

7.01 Access to Books and Records. From and after the Closing, and for a five (5) year period thereafter, PIVOT AND INDUS shall provide the other party and its representatives with reasonable access (for the purpose of examining and copying), during normal business hours, to the books and records of the Company with respect to, and only with respect to, periods prior to the Closing Date in connection with any matter whether or not relating to or arising out of this Agreement or the transactions contemplated hereby. Unless otherwise consented to in writing by the other party, neither PIVOT nor INDUS shall, for a period of five (5) years following the Closing Date, destroy, alter or otherwise dispose of any of its books and records, or any portions thereof, relating to periods prior to the Closing Date, which relate in any way to the business, liabilities, or assets of the other party without first giving at least thirty (30) days prior written notice to the other party and offering to surrender to the other party such books and records or such portions thereof.

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7.02 Lockup. Except in connection with a sale, merger, or consolidation of substantially all of the shares or assets of PIVOT or in connection with a bona-fide estate planning transaction to a spouse, descendent or charitable organization (or a trust, limited liability company, or other entity for the benefit thereof) (an “Estate Planning Transfer”), CHATURVEDI agrees that he will not (and he will cause any recipient of such shares in an Estate Planning Transfer to not), sell or transfer any of the shares of PIVOT which he retains following this transaction and through the period ending on the first anniversary hereof without the consent of PIVOT, which consent shall not be unreasonably withheld.

ARTICLE VIII

[INTENTIONALLY OMITTED]

ARTICLE IX

ADDITIONAL COVENANTS AND AGREEMENTS

9.01 Tax Matters.

(a) Tax-Sharing Agreements. All tax-sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder. PIVOT shall be responsible and liable for any tax liabilities relating to any period while INDUS was a party to a consolidated return or tax sharing agreement with PIVOT.

(b) Tax-Free Spin-Out. The parties intend that the exchange of stock of INDUS for stock of PIVOT under this Agreement shall be a tax free transaction pursuant to Section 355 of the Code, and shall take all actions and file all returns in a manner consistent with qualification pursuant to Section 355 of the Code (provided that if it is determined by either Party that such treatment is not available or results in adverse tax consequences the parties will negotiate in good faith to reconsider this provision).

(c) Transfer Taxes. Each party shall be responsible and liable for the payment of its own Taxes (which may include real property transfer or gains Tax, stamp Tax, stock transfer Tax, or other similar Tax imposed on INDUS or CHATURVEDI as a result of the transactions contemplated by this Agreement, and any penalties or interest with respect to any Taxes). Both parties agrees to cooperate, pursuant to Section 9.02, in the filing of any returns with respect to the Taxes, including promptly supplying any information in their possession reasonably requested by the other party that is reasonably necessary to complete such returns.

9.02 Further Assurances. From time to time, as and when requested by any party hereto and at such party’s expense, any other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as the requesting party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

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ARTICLE X

DEFINITIONS

10.01 Definitions. For purposes hereof, the following terms, when used herein with initial capital letters, shall have the respective meanings set forth herein:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Code” means the Internal Revenue Code of 1986 as amended from time to time.

“Contract” means any written contract, agreement, indenture, note, bond, loan, instrument, lease, commitment, understanding, plan or other arrangement or agreement.

“Governmental Authority” means any U.S. or non-U.S. national, federal, state, provincial, county, municipal, local or other governmental or regulatory agency, authority, instrumentality, commission, board or body (including any court or other judicial body).

“Indebtedness” means, without duplication, all obligations (including all obligations for principal, interest, premiums, penalties, and fees in respect of indebtedness for money borrowed or owed (whether current, short-term or long-term, secured or unsecured, and including all overdrafts and negative cash balances), indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable, obligations secured by a Lien against any of its property or assets; for bankers’ acceptances, hedges, swaps, or similar credit transactions or protection devices; the payment of which the Company or SINDU is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations.

“IndUS Assets” has the meaning set forth in Section 4.03.

“Intellectual Property” means patents, trademarks, service marks, domain names, copyrights and registrations, applications for the registration of any of the foregoing, and any trade secrets, confidential or proprietary information, and know-how.

“Law” means any law, statute, ordinance, rule, regulation, writ, injunction, directive, order, judgment, administrative interpretation, treaty, decree, administrative or judicial decision and any other executive, legislative, regulatory or administrative proclamation of or by any Governmental Authority.

“Lien” means any claim, pledge, security interest, lien, mortgage, charge, option, right of first refusal, right of first offer, proxy, purchase right or voting trust or any other restriction or encumbrance of any kind.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Authority.

“Securities Act” means the Securities Act of 1933, as amended.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, special assessment, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing.

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“Tax Return” or “Tax Returns” means any return, report, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any Governmental Authority or other authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax.

ARTICLE XI

MISCELLANEOUS

11.01 Press Releases and Communications; Non-Disparagement. No press release or public announcement related to this Agreement or the transactions contemplated herein, or prior to the Closing, any other announcement or communication to the employees, customers or suppliers of the Company, shall be issued or made by any party hereto without the joint approval of PIVOT and CHATURVEDI, not to be unreasonably withheld, unless required by Law (in the reasonable opinion of counsel) in which case PIVOT and CHATURVEDI shall have the right to review such press release, announcement or communication prior to its issuance, distribution or publication. It is the parties understanding that a press release by PIVOT will be made promptly following the Closing, and CHATURVEDI agrees to provide prompt review and comment on such press release. Each party agrees that it will not disparage any other party hereto.

11.02 Expenses. Except as otherwise expressly provided herein, each party hereto shall pay all of its own expenses (including attorneys’ and accountants’ fees and expenses) in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

11.03 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, one day after deposit with Federal Express or similar overnight courier service or three days after being mailed by first class mail, return receipt requested. Notices, demands and communications shall, unless another address is specified in writing, be sent to the addresses indicated below:

Notices to PIVOT Pivot Pharmaceuticals Inc. 1275 West 6th Avenue Vancouver, BC V6H 1A6 Attn: Ahmad Doroudian	with a copy (which shall not constitute notice) to: Alexander Holburn Beaudin + Lang LLP 2700-700 West Georgia Street Vancouver, BC Canada V7Y 1B8 Attn: Stewart L. Muglich

Notices to INDUS 27 Jenkins Road Andover, MA 01810 Attn: Pravin Chaturvedi, Chief Executive Officer	with a copy (which shall not constitute notice) to: Davis Malm & D’Agostine, P.C. One Boston Place, 37th Floor Boston, MA 02108 Attn: Sam A. Mawn-Mahlau

Notices to CHATURVEDI Pravin Chaturvedi 27 Jenkins Road Andover, MA 01810	with a copy (which shall not constitute notice) to: Davis Malm & D’Agostine, P.C. One Boston Place, 37th Floor Boston, MA 02108 Attn: Sam A. Mawn-Mahlau

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11.04 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party hereto without the prior written consent of the other party; provided, however, that nothing in this Section 11.04 shall prohibit PIVOT from assigning, selling or otherwise disposing of the Exchange Shares without CHATURVEDI’s consent.

11.05 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.06 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

11.07 Amendment and Waiver. Except as otherwise provided herein, any provision of this Agreement or the schedules or exhibits may be amended or waived only in a writing signed by PIVOT, INDUS and CHATURVEDI. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

11.08 Complete Agreement. This Agreement and the documents referred to herein contain the complete agreement among the parties hereto and supersede any prior Contract or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

11.09 Counterparts. This Agreement may be executed in multiple counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument. A facsimile signature or scanned signature in PDF format on this Agreement, if identified, legible and complete, will be regarded as an original signature.

11.10 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. NEITHER PARTY IS WAIVING ITS RIGHT TO PROCEED WITH A BENCH TRIAL. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10.

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11.11 Specific Performance. The parties hereto agree that CHATURVEDI shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief, without posting any bond (unless such bond is required by statute and the statute mandating the bond does not permit such bond to be waived) and without showing actual damages . Furthermore, CHATURVEDI agrees that PIVOT shall have the right, in addition to any other rights and remedies existing in their favor, to enforce their rights and the obligations of CHATURVEDI hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief, without posting any bond (unless such bond is required by statute and the statute mandating the bond does not permit such bond to be waived) and without showing actual damages.

11.12 Governing Law and Venue. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the federal or state courts with jurisdiction over Wilmington, Delaware, and irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in such court has been brought in any inconvenient forum.

11.13 Survival of Representations and Warranties. All representations, warranties, covenants and agreements set forth in this Agreement or in any writing or certificate delivered in connection with this Agreement shall survive the Closing Date. The covenants of each party set forth in this Agreement shall survive for a period of five (5) years.

11.14 General Release. (a) Effective as of the Closing, for and in consideration of the mutual agreements and covenants of the parties under this Agreement, each party, on behalf of itself and its assigns, heirs, beneficiaries, creditors, representatives, agents and affiliates (the “Releasing Parties”), hereby fully, finally and irrevocably releases, acquits and forever discharges each other party and the officers, directors, partners, general partners, limited partners, managing directors, members, trustees, shareholders, representatives, employees, principals, agents, Affiliates, parents, subsidiaries, joint ventures, predecessors, successors, assigns, beneficiaries, heirs, executors, personal or legal representatives, insurers and attorneys of any of each such other party and those of its Affiliates, parents, and subsidiaries (collectively, the “Released Parties”) from any and all commitments, actions, debts, claims, counterclaims, suits, causes of action, damages, demands, liabilities, obligations, costs, expenses, and compensation of every kind and nature whatsoever, past, present, or future, at Law or in equity, whether known or unknown, contingent or otherwise, which such Releasing Parties, or any of them, had, has, or may have had at any time in the past until and including the Closing Date (but not thereafter) against the Released Parties, or any of them, including any claims which relate to or arise out such Releasing Party’s prior relationships with the other parties or their Affiliates or its or his rights or status as a shareholder, officer, employee or director of the other party and its Affiliates (collectively, for the purposes of this Section 11.13, “Causes of Action”) but excluding the exceptions set forth in the following sentence. The sole exceptions to the scope of this release are (i) for claims arising after the date hereof directly under this Agreement (including the exhibits and attachments hereto) in accordance with its terms; (ii) for indemnification of CHATURVEDI for actions taken as an officer or director of PIVOT and its Affiliates pursuant to the organizational documents of PIVOT and its Affiliates, under any Directors & Officers Insurance Policy with respect to which CHATURVEDI would be an intended or implied beneficiary and under any director indemnification agreement or policy; (iii) for claims of CHATURVEDI and PIVOT which relate to the equity in PIVOT which CHATURVEDI will continue to own, and to each party’s rights and obligations with respect to such equity and under any and all option and restricted stock grant agreements. Notwithstanding the foregoing, in the event that any third party makes claims against either INDUS or CHATURVEDI with respect to any actions or liabilities of PIVOT, and PIVOT does not indemnify and defend INDUS or CHATURVEDI, as applicable, with respect to such claims, the release of PIVOT and its related parties by INDUS or CHATURVEDI under this Agreement shall be void ab initio. The parties specifically acknowledge that any and all Non-Competition Agreements between CHATURVEDI and PIVOT, are terminated and of no further force and effect. In addition to the above release, PIVOT, on behalf of itself and all Releasing Parties, specifically disclaims any interest in SINDHU PHARMACEUTICALS, LTD. Except as otherwise provided herein, all agreements by and between INDUS and CHATURVEDI, on one hand, and PIVOT on the other, other than the Exchange Agreement, Separation Agreement, and other related documents, are hereby terminated.

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(a) Effective as of the Closing, each Releasing Party hereby represents to the Released Parties that such Releasing Party (i) has not assigned any Causes of Action or possible Causes of Action against any Released Party, (ii) fully intends to release all Causes of Action against the Released Parties including unknown and contingent Causes of Action (other than those specifically reserved above), and (iii) has consulted with counsel with respect to the execution and delivery of this general release and has been fully apprised of the consequences hereof. Furthermore, each Releasing Party further agrees not to institute any litigation, lawsuit, claim or action against any Released Party with respect to the released Causes of Action.

(b) Effective as of the Closing, each Releasing Party hereby represents and warrants that it has access to adequate information regarding the terms of this Agreement, the scope and effect of the releases set forth herein, and all other matters encompassed by this Agreement to make an informed and knowledgeable decision with regard to entering into this Agreement.

11.15 Consent. PIVOT and INDUS hereby consent to, and waive all contractual, legal and fiduciary obligations of, CHATURVEDI entering into this Agreement and, prior to the spin-out, engaging and negotiating with third parties for support, financing and other participation in INDUS following the spin-out. Each party acknowledges that the other party has been represented by counsel in preparing this agreement. INDUS and CHATURVEDI specifically consent to the representation of PIVOT by Alexander Holburn Beaudin + Lang LLP and waive any conflicts relating thereto, and PIVOT specifically consents to the representation of INDUS and CHATURVEDI by Davis, Malm & D’Agostine, PC and waive any conflicts relating thereto.

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* * * *

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IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement on the day and year first above written.

PIVOT:

PIVOT PHARMACEUTICALS INC.

By:	/s/ Ahmad Doroudian
Name:	Ahmad Doroudian
Its:	Chairman

COMPANY:

INDUS PHARMACEUTICALS, INC.

By:	/s/ Pravin Chaturvedi
Name:	Pravin Chaturvedi
Its:	President and Director

CHATURVEDI

/s/ Pravin Chaturvedi
Pravin Chaturvedi
Ph.D.

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EXHIBIT A

SEPARATION AGREEMENT

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EXECUTION COPY

SEPARATION AGREEMENT

This Separation Agreement (the “Agreement” and/or “Separation Agreement”) is made and entered into by and between Pravin Chaturvedi (“Chaturvedi”) and Pivot Pharmaceuticals Inc., a British Columbia corporation (the “Company”) as of September 11, 2017.

WHEREAS, Chaturvedi was an employee, shareholder and director of the Company;

WHEREAS, effective November 15, 2015, Chaturvedi and the Company entered into that certain Employment Agreement (the “Employment Agreement”);

WHEREAS, pursuant to a certain Exchange Agreement dated as of September 11, 2017, by and among Chaturvedi, Company, and IndUS Pharmaceuticals, Inc. (the “Exchange Agreement”) Chaturvedi has agreed to exchange his shares in the Company for the Company’s shares in IndUS Pharmaceuticals, Inc.; and

WHEREAS, as a condition of the Exchange Agreement, Chaturvedi has agreed to resign from all existing positions as a director, officer, and employee of the Company effective upon the Closing (as defined in the Exchange Agreement) (the “Termination Date”).

NOW, THEREFORE, in consideration of the mutual promises, representations and warranties contained herein and in the Exchange Agreement, the value and adequacy of which consideration is hereby acknowledged by the parties, the parties agree as follows:

1. Termination

The parties hereby agree that as of the Termination Date:

(a) Chaturvedi resigns from any and all positions that Chaturvedi holds with the Company and its affiliates (with the exception of IndUS Pharmaceuticals, Inc.), including his seat on the board of directors of the Company (the “Board”) and all committees thereof, and his position as Chief Executive Officer; and

(b) Company agrees to accept such resignations.

(c) Without payment of any further amount, except as set forth herein, the Employment Agreement is hereby terminated and of no further force and effect, except that the provisions of Section 4.8 (Indemnification) shall survive and such provision is hereby ratified and incorporated into this agreement by reference; Chaturvedi specifically waives his rights to payments of severance and of accrued salary and bonuses, except as set forth in Section 2.

2. Accrued Salary

The Company shall provide Chaturvedi with a Note in the form attached hereto as Exhibit A for $200,000.00, payable on the sooner of thirty (30) days after a Financing, as defined in the Note, or September 9, 2027 in discharge of all obligations with respect to Chaturvedi’s accrued and unpaid salary through the Termination Date. Chaturvedi acknowledges that it is his intent and understanding that he will be entitled to no severance or severance benefits beyond those which are expressly provided for in this Section or otherwise provided for in the Exchange Agreement.

3. Release

(a) The parties acknowledge that they have entered into a mutual release in the Exchange Agreement.

4. Miscellaneous

In further consideration of this Agreement, Chaturvedi and the Company agree as follows:

(a) The terms mentioned in the preceding paragraphs of this Agreement are the entire and only consideration for it, and each party shall be responsible for payment of his, her or its own attorney’s fees, costs, and legal expenses, if any;

(b) The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties;

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(c) This Agreement is entered into in the State of Massachusetts and shall be construed and interpreted in accordance with its law;

(d) Except for any dispute subject to arbitration conducted pursuant to Section 16 of this Agreement, the parties agree that the Massachusetts state courts located in Boston, Massachusetts or the U.S. District Court for the District of Massachusetts, shall be the exclusive venue for the resolution of any dispute or claim arising under this Agreement;

(e) The various provisions of this Agreement are severable and if any is unenforceable, at law or in equity, that provision may be severed, leaving the others remaining in full force and effect;

(f) Paragraph headings contained in this Agreement are for convenience only and shall not be considered for any purpose in construing the Agreement;

(g) This Agreement may only be modified by a written agreement identified as an amendment/modification to this Agreement and signed by the parties hereto;

(h) This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument;

(i) Transmission by facsimile of signatures to this Agreement shall be deemed effective as delivery of a manually executed original; and

(j) This Agreement, in addition and subject to the Exchange Agreement and the relevant provisions of the Employment Agreement, contains the entire agreement between the parties to it with regard to the matters set forth in it and shall be binding upon and inure to the benefit of the executors, administrators, personal representatives, heirs, successors and assigns of each. This Agreement, together with the Exchange Agreement and the relevant provisions of the Employment Agreement, fully supersedes any and all negotiations, and all prior written, oral, or implied agreements or understandings between the parties pertaining to the subject matters hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Separation Agreement as of the day and year first above written.

Pivot Pharmaceuticals Inc.		Chaturvedi:

By:	/s/ Ahmad Doroudian	By:	/s/ Pravin Chaturvedi
Name:	Ahmad Doroudian	Name:	Pravin Chaturvedi
Title:	Chairman
Date:	September 11, 2017	Date:	September 11, 2017

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EXHIBIT A

Promissory Note

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PROMISSORY NOTE

$200,000.00	Date: September 11, 2017

FOR VALUE RECEIVED, PIVOT PHARMACEUTICALS INC. (the “Borrower”), promises to pay to the order of PRAVIN CHATURVEDI (the “Lender”), at the following address: 27 Jenkins Road, Andover Massachusetts 01810, or at any other place as may be designated in writing by Lender, without setoff or deduction, on after the earlier of the date which is thirty (30) days after a Financing, as defined below, or September 10, 2027 (the “Maturity Date”), the principal sum of Two Hundred Thousand Dollars ($200,000.00) (the “Principal Amount”), together with interest on the outstanding balance of the Principal Amount at a rate of eight percent (8%) per annum, compounded annually, calculated on the basis of a 360 day year comprised of twelve months of 30 days each, but in no event in excess of that permitted by law. All capitalized terms not defined herein shall have the meaning ascribed to them in the Exchange Agreement.

1. Financing. If prior to the Maturity Date, Borrower issues capital stock or debt, convertible or not convertible, in a single transaction or series of related transactions in an aggregate amount, including all principal and accrued interest of at least $2,000,000.00 (the “Financing”), then all of the then outstanding principal and accrued interest under this Note shall be payable and due, without further demand, on the Financing, provided, however, that if payment occurs prior to the second anniversary hereof, the Lender shall waive all interest hereon.

2. Prepayment. This Note may be prepaid in whole or in part at any time prior to the consummation of the Financing. Any payments received by the Lender on account of this Note shall be applied first to accrued and unpaid interest and then to the unpaid principal balance hereunder.

3. Events of Default.

3.1 The following shall constitute events of default (individually an “Event of Default”):

(a) default in the payment, when due or payable, of an obligation to pay interest or principal under this Note, which default is not cured by payment in full of the amount due within thirty (30) days from the date that the Borrower receives notice of the occurrence of such default;

(b) filing of a petition in bankruptcy or the commencement of any proceedings under any bankruptcy laws by or against the Borrower, which filing or proceeding, is not dismissed within sixty (60) days after the filing or commencement thereof, or if the Borrower shall cease or suspend the conduct of its usual business or if the Borrower shall become, or in light of its usual business conditions is likely to become, insolvent and is unable to pay its debts when due; or

(c) failure of the Borrower to comply in any way with the terms, covenants or conditions contained in this Note.

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3.2 If an Event of Default shall occur and be continuing, the Lender may, at its option, declare this Note to be immediately due and payable without further notice or demand, whereupon this Note shall become immediately due and payable without presentment, demand or protest, all of which are hereby waived by the Borrower. Interest shall accrue following an Event of Default at a rate of twenty percent (20%) or, if lesser, the maximum rate allowable under applicable law.

4. Intentionally Omitted.

5. Certain Waivers.

5.1 Borrower hereby waives diligence, presentment for payment, notice of nonpayment, protest, notice of dishonor, and notice of protest, and also recourse to suretyship defenses generally, and hereby waives any other indulgence granted by Lender.

5.2 No delay or failure of Lender in exercising any right, remedy, or privilege under this Note shall affect any right, remedy, or privilege, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce a right, remedy, or privilege preclude any subsequent steps, including the reinforcement of earlier steps, to enforce any right, remedy, or privilege. The rights, remedies, and privileges of Lender hereunder are cumulative and not exclusive of any rights, remedies, or privileges which Lender would otherwise have. Any waiver, permit, consent, or approval of any kind or character on the part of Lender must be in writing and shall be effective only to the extent specifically set forth in such writing. No notice to or demand on Borrower shall entitle Borrower to any other or further notice or demand in other similar circumstances. A waiver on any one occasion shall not be construed as a waiver or bar to any right, remedy, or privilege on any other occasion.

6. Notices. All notices, consents, or communications required under this Note shall be in writing and shall be deemed to have been properly given as provided in the Exchange Agreement.

7. Fees and Expenses. If Borrower fails to make full payment of this Note when due, Borrower shall pay all reasonable costs of collection on demand by Lender, including, without limitation, reasonable attorneys’ fees and disbursements. All payments made by Borrower to Lender may be applied by Lender to any fees or costs of collection first, and then the balance, if any, shall be applied to interest and then principal.

8. Amendment, Modification or Termination. This Note may only be modified, amended, or terminated (other than by payment in full) by an agreement in writing signed by the Borrower and the Lender. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by the Lender.

9. Governing Law. This Note is to be construed and enforced in all respects in accordance with the laws of the State of Delaware without giving effect to its principles relating to conflicts of laws. If any provision hereof is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect.

10. Successors and Assigns. Whenever used herein, the words “Borrower” and “Lender” shall be deemed to include, to the extent applicable, the successors and assigns of Borrower and Lender, provided, however, that the obligations of Borrower under this Note may not be assigned without the express written consent of Lender or any other holder hereof, which consent may be withheld in the sole discretion of Lender or such holder. This obligation shall bind Borrower and its successors and permitted assigns, and the benefits hereof shall inure to the Lender and its successors and assigns.

11.16 [remainder of page left intentionally blank]

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IN WITNESS WHEREOF, the Borrower has executed this Promissory Note under seal as of the date first written above.

BORROWER:
PIVOT PHARMACEUTICALS INC.

By:	/s/ Ahmad Doroudian
Print Name: Ahmad Doroudian
Title:	Chairman

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EXHIBIT B

ASSIGNMENT AGREEMENT

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EXECUTION DRAFT

ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Agreement”) dated September 11, 2017, is executed and delivered by Pivot Pharmaceuticals Inc. (“Assignor”), IndUS Pharmaceuticals, Inc. (“IndUS” or “Assignee”) and Pravin Chaturvedi (“Chaturvedi”), and shall be deemed to be effective as of the date hereof. Capitalized terms used but not defined herein shall have the meanings ascribed to them in that certain Exchange Agreement, dated as of the date hereof, among Assignor, Assignee and Chaturvedi (the “Exchange Agreement”).

WHEREAS, Assignor, Assignee and Chaturvedi are parties to the Exchange Agreement, pursuant to which, among other things, Assignor and Chaturvedi have agreed to exchange, respectively all of the shares of IndUS for 3,800,000 shares of Common Stock of Assignor.

NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor, Assignee and Chaturvedi hereby agree as follows:

1. Assignment and Assumption. Assignor assigns, conveys and transfers to Assignee, and Assignee assumes, free and clear of any encumbrance, all of Assignor’s right, title and interest in, to and under the IndUS Assets, if any. Assignee further assumes all liabilities which may arise following the date hereof relating to such IndUS Assets, including but not limited to all product liabilities and all costs of prosecuting and maintaining any patents relating thereto. “Indus Assets” has the meaning set forth in the Exchange Agreement. “Indus Acquisition Agreement” means that certain Agreement and Plan of Merger by and among Assignor, Pivot Pharma U.S. Inc., Assignee and Sindu, dated on or about November 20, 2015.

2. Binding Effect. This Assignment shall inure to the benefit of and shall be binding upon the parties and their respective successors and assigns.

3. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. A facsimile signature or scanned signature in PDF format on this Agreement, if identified, legible and complete, will be regarded as an original signature.

4. Governing Law. This Assignment shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

5. Further Assurances. From time to time, as and when requested by any other party hereto, each party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to evidence and effectuate the intent of this Agreement.

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IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date listed above.

ASSIGNOR:		PIVOT PHARMACEUTICALS INC.

		By:	/s/ Ahmad Doroudian
		Name:	Ahmad Doroudian
		Its:	Chairman

ACCEPTED BY ASSIGNEE:

INDUS PHARMACEUTICALS, INC.

By:	/s/ Pravin Chaturvedi
Name:	Pravin Chaturvedi
Its:	President and Director

ACKNOWLEDGED AND AGREED

/s/ Pravin Chaturvedi
Pravin Chaturvedi

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SCHEDULE 4.03

List of Post-Acquisition IndUS Intellectual Property

A&A Ref.	Country	Sub Case	Status	Appl Number	Filing Date	Pat Number	Issue Date	Title	Inventors
30402.0004	CA	WO	Pending	2869557	03-Oct-2014			NOVEL COMPOSITIONS OF COMBINATIONS OF NON-COVALENT DNA BINDING AGENTS AND ANTI-CANCER AND/OR ANTI-INFLAMMATORY AGENTS AND THEIR USE IN DISEASE TREATMENT	Chaturvedi, Pravin R.; Manivasakam, Palaniyandi; Grossman, Steven; Cantor, Sharon.
30402.0004	EP	WO	Pending	13772504.0	05-Nov-2014			NOVEL COMPOSITIONS OF COMBINATIONS OF NON-COVALENT DNA BINDING AGENTS AND ANTI-CANCER AND/OR ANTI-INFLAMMATORY AGENTS AND THEIR USE IN DISEASE TREATMENT	Chaturvedi, Pravin R.; Manivasakam, Palaniyandi; Grossman, Steven; Cantor, Sharon.
30402.0004	US	WO	Granted	14,390,847	06-Oct-2014	9,744,175	8/29/2017	NOVEL COMPOSITIONS OF COMBINATIONS OF NON-COVALENT DNA BINDING AGENTS AND ANTI-CANCER AND/OR ANTI-INFLAMMATORY AGENTS AND THEIR USE IN DISEASE TREATMENT	Chaturvedi, Pravin R.; Manivasakam, Palaniyandi; Grossman, Steven; Cantor, Sharon.
30402.0004	US	D1	Pending	15/626,015	6/16/2017			NOVEL COMPOSITIONS OF COMBINATIONS OF NON-COVALENT DNA BINDING AGENTS AND ANTI-CANCER AND/OR ANTI-INFLAMMATORY AGENTS AND THEIR USE IN DISEASE TREATMENT	Chaturvedi, Pravin R.; Manivasakam, Palaniyandi; Grossman, Steven; Cantor, Sharon.
30402.0006	US	01	Granted	09/822782	30-Mar-2001	6362331	26-Mar-2002	PROCESS FOR THE PREPARATION OF ANTITUMOR AGENTS	Ahmed Kamal; Chakravarthy Laxman Nallan; Ramesh Gujjar; Ramulu Poddutoori; Srinivas Olepu, all of Andhra Pradesh (IN)
30402.0007	US	01	Granted	10/396103	25-Mar-2003	6683073	27-Jan-2004	PYRIMIDINE LINKED PYRROLO[2,1-C][1,4] BENZODIAZEPINES AS POTENTIAL ANTITUMOUR AGENTS	Ahmed Kamal; Karnati Laxma Reddy
30402.0008	US	01	Granted	10/396129	25-Mar-2003	6800622	05-Oct-2004	PYRENE-LINKED PYRROLO[2,1-C][1,4] BENZODIAZEPINE HYBRIDS USEFUL AS ANTI-CANCER AGENTS	Ahmed Kamal; Ramesh Gujjar; Ramulu Poddutoori; Srinivas Olepu
30402.0009	US	01	Granted	10/401782	31-Mar-2003	6884799	26-Apr-2005	NON-CROSS-LINKING PYRROLO[2,1-C][1,4] BENZODIAZEPINE AND PROCESS THEREOF	Ahmed Kamal; Ramesh Gujjar; Ramulu Poddutoori; Srinivas Olepu
30402.0010	US	01	Granted	10/401754	31-Mar-2003	7015215	21-Mar-2006	PYRROLO[2,1-C][1,4] BENZODIAZEPINES COMPOUNDS AND PROCESS THEREOF	Ahmed Kamal; Peram Surakattula Murali Mohan Reddy; Depatla Rajasekhar Reddy

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